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                              RIORDAN & McKINZIE
                            300 South Grand Avenue
                              Twenty-Ninth Floor
                        Los Angeles, California  90071






                               January 18, 1994




Orchard Supply Hardware Stores Corporation
Orchard Supply Hardware Corporation
6450 Via Del Oro
San Jose, California 95119

       Re:            % Senior Notes Due 2002
           ----------------------------------

Ladies and Gentlemen:

       This opinion is rendered in connection with the filing by Orchard Supply Hardware Corporation, a Delaware corporation (the "Company"), and Orchard Supply Hardware Stores Corporation, a Delaware corporation and sole stockholder of the Company (the "Guarantor"), of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the registration under the Securities Act of the Company's _____% Senior Notes due 2002 (the "Securities") which are guaranteed on a senior basis by the Guarantor. Capitalized terms used herein without definition shall have the meanings given to them in the Registration Statement.

       In rendering this opinion, we have examined copies identified to our satisfaction as being copies of the form of the Securities and the form of the Indenture, each as attached as an exhibit to the Registration Statement, and originals, counterparts or copies identified to our satisfaction as being true copies of such other documents as we have deemed necessary or appropriate to render the opinions given below. We have assumed the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies.

       We have investigated such questions of law for the purpose of rendering this opinion as we have deemed necessary. We are opining herein only as to the effect on the
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Orchard Supply Hardware Stores Corporation
Orchard Supply Hardware Corporation
January 18, 1993
Page 2



subject transaction of United States Federal law, the law of the State of New York and the General Corporation Law of the State of Delaware. We express no opinion with respect to compliance with state securities laws or with respect to any state or federal fraudulent conveyance statutes.

       In rendering opinions regarding the laws of the State of New York, we have with your consent relied exclusively upon the opinion of O'Melveny & Myers.

       Based upon the foregoing and subject to the qualifications, exceptions and limitations set forth herein, we are of the opinion that when the Registration Statement shall become effective under the Securities Act, when the Indenture shall become qualified under the Trust Indenture Act of 1939, as amended, when the Indenture shall have been executed by the parties thereto, and when the Securities shall have been executed and authenticated as specified in the Indenture:

       1. The Indenture will constitute a valid and binding agreement of the Company and the Guarantor enforceable against the Company and the Guarantor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Securities and the Guarantees, when duly authenticated as provided in the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will constitute valid and binding obligations of the Company and the Guarantor, respectively, entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

       To the extent that the obligations of the Company or the Guarantor under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the valid, binding and enforceable obligation of the Trustee; that the Trustee is in compliance, generally and with respect to acting as a trustee
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Orchard Supply Hardware Stores Corporation
Orchard Supply Hardware Corporation
January 18, 1993
Page 3



under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite corporate and legal power and authority to perform its obligations under the Indenture.

       We advise you that certain principals and other persons associated with Riordan & McKinzie own interests, directly or indirectly, in FSEP II, which owns equity securities of the Company.

       We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the heading "Legal Matters" in the prospectus contained therein.



                                        Very truly yours,

                                        /s/ RIORDAN & McKINZIE